     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1997
                                                              REGISTRATION NO.
 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                                PERCEPTRON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      MICHIGAN                                                 38-2381442
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                              47827 HALYARD DRIVE
                            PLYMOUTH, MICHIGAN 48170
                                 (313) 414-6100
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               JOHN G. ZIMMERMAN
                                PERCEPTRON, INC.
                              47827 HALYARD DRIVE
                            PLYMOUTH, MICHIGAN 48170
                                 (313) 414-6100
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ______________________

                                   COPIES TO:

                             THOMAS S. VAUGHN, ESQ.
                              DYKEMA GOSSETT PLLC
                             400 RENAISSANCE CENTER
                            DETROIT, MICHIGAN 48243

                             ______________________

             APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.
             IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]
             IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [X]

             IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]___________
             IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]_________
             IF DELIVER OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]


                             ______________________

                       CALCULATION OF REGISTRATION FEE

===============================================================================
                           |               |          |          |
                           |               | PROPOSED | PROPOSED |
                           |               | MAXIMUM  | MAXIMUM  |
                           |               | OFFERING | AGGREGATE|  AMOUNT OF
  TITLE OF EACH CLASS OF   | AMOUNT TO BE  | PRICE PER| OFFERING |REGISTRATION
SECURITIES TO BE REGISTERED|  REGISTERED   | SHARE (1)| PRICE    |     FEE
-------------------------------------------------------------------------------
COMMON STOCK $.01 PAR VALUE| 275,698 SHARES| $ 28.25  |$7,788,469|  $ 2,360
===============================================================================

(1) ESTIMATED IN ACCORDANCE WITH RULE 457(C) SOLELY FOR THE PURPOSE OF DETER-MINING THE AMOUNT OF THE REGISTRATION FEE, BASED UPON THE AVERAGE OF THE HIGH AND LOW SALES PRICES REPORTED ON THE NASDAQ STOCK MARKET NATIONAL MARKET ON MARCH 27, 1997.

             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

SUBJECT TO COMPLETION, DATED: March 31, 1997.


                                PERCEPTRON, INC.

                                 275,698 SHARES

                          COMMON STOCK, $.01 PAR VALUE


         The 275,698 shares of Common Stock of Perceptron, Inc. (the "Company") offered by this Prospectus are presently outstanding shares that may be sold from time to time in the market or in other transactions by the selling shareholders named herein (the "Selling Shareholders"). See "Selling Shareholders" and "Plan of Distribution". None of the proceeds of these sales will be received by the Company. This offering is not underwritten. The Company's principal executive offices are located at 47827 Halyard Drive, Plymouth, Michigan 48170 and its telephone number at that address is (313) 414-6100.

         The Common Stock is traded on The Nasdaq Stock Market National Market (the "National Market"). The average of the high and low sales prices of the Common Stock on March 27, 1997 on the National Market was $28.25.

         SEE "RISK FACTORS" FOR CERTAIN INFORMATION WHICH SHOULD BE CAREFULLY CONSIDERED BEFORE PURCHASING SHARES OF COMMON STOCK OFFERED HEREBY.

         The shares of Common Stock offered hereby will be sold at market prices prevailing from time to time or otherwise at prices then obtainable. The Company will pay estimated expenses (including those incurred by the Selling Shareholders) relating to this offering of approximately $13,622.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           _________________________

                The date of this Prospectus is __________, 1997

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE SELLING SHAREHOLDERS. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a web site located at http://www.sec.gov. that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

         This Prospectus is a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information included in such Registration Statement. The Registration Statement may be inspected by anyone at the office of the Commission without charge, and copies of all or any part of it may be obtained upon payment of the Commission's charge for copying. For further information about the Company and its securities, reference is hereby made to such Registration Statement, and to the exhibits and financial schedules filed as part thereof or otherwise incorporated herein. Each summary herein of additional information included in the Registration Statement or any exhibit thereto is qualified in its entirety by reference to such information or exhibit.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



         The following documents (and the amendments thereto) filed by the Company with the Commission are hereby incorporated by reference and made a part hereof:

         (a) The description of the Company's Common Stock included in the Registration Statement on Form S-1 (No. 33-47643) (incorporated by reference into the Company's Exchange Act Registration Statement on Form 8-A, dated May 5, 1992).

         (b)     Annual Report on Form 10-K for the year ended
                 December 31, 1996.


         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         To the extent the foregoing documents are incorporated by reference herein, copies may be obtained without charge (other than for exhibits to such documents) upon written request communicated to the Investor Relations, at the Company's principal executive offices, located at 47827 Halyard Drive, Plymouth, Michigan 48335 (telephone number: (313) 414-6100).


                                  RISK FACTORS

         IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS.

         INDUSTRY CONCENTRATION AND DEPENDENCE ON KEY CUSTOMERS. A large portion of the Company's sales is directly or indirectly related to new car programs in the international automotive industry, which has historically experienced periodic downturns as well as short term fluctuations. New car programs typically take years to implement and the Company's customers are limited by their resources in the number of new car programs they can launch in any given year. All of these factors may have a material adverse effect on the demand for the Company's products. For the foreseeable future, the Company's operations will continue to be primarily dependent on capital expenditures in the global automotive industry. The Company has implemented a long term strategy designed to reduce its exposure to fluctuations in this industry. The Company's ability to expand its customer base and markets and to successfully execute its long term strategy involves a number of uncertainties, including, but not limited to, the quality and cost of competitive products already in existence or developed in the future, the level of interest existing and potential new customers may have in the new products and technologies generally, the ability of the Company to resolve technical issues inherent in the development of new products and technologies, the ability of the Company to identify and satisfy market needs, general product development and commercialization difficulties, the continuation or acceleration of the automotive industries' retooling programs, rapid or unexpected technological changes, general product demand and market acceptance risks, the ability of the Company to successfully compete with alternative and similar technologies and the effect of economic conditions. There can be no assurance that the Company will be able to expand its customer base and markets or successfully execute such strategies.

         The Company is largely dependent upon sales to a small number of customers concentrated in the automotive industry. Sales, both direct and indirect, to three automobile manufacturers by the Company, including Autospect, Inc. ("Autospect"), a wholly owned subsidiary of the Company acquired on February 3, 1997, accounted for approximately 85%, 65% and 69% of the Company's consolidated revenues in the years ended December 31, 1994, 1995 and 1996 respectively. Loss of revenues associated with one or more of these major customers would have a material adverse effect on the Company. There can be no assurance that these major customers will continue to purchase products from the Company in volumes or at prices sufficient to generate a profit.

         NEW PRODUCTS AND TECHNOLOGICAL CHANGE. The market for the Company's products is characterized by rapidly changing technology. There is a risk that any given technology in the industry, including the technology of the Company, may be rendered obsolete or non-competitive by future discoveries and developments. As a result, the Company's growth and future financial performance depend upon its ability to introduce new products and enhance existing products that accommodate the latest technological advances and customer requirements. There can be no assurance that any such products will be successfully introduced or achieve market acceptance, including the LASAR sensor family of products, the Optical Checking Fixture or new products being developed by Autospect. Any failure by the Company to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in product development or introduction, could have a material adverse effect on its business. Accordingly, the Company believes that its future commercial success will depend on its ability to maintain a competitive technological position and to market cost-effective products.
There can be no assurance that technological developments will not render actual and proposed products or technologies of the Company uneconomical or obsolete.

         DEPENDENCE ON PROPRIETARY TECHNOLOGY. The Company relies heavily upon its proprietary technology. The Company relies on a combination of patents, contractual rights, trademarks, trade secrets and copyrights to establish or protect is proprietary rights in its products. There can be no assurance that the steps taken by the Company in this regard will be adequate to deter misappropriation of its proprietary rights or independent third party development of functionally equivalent technology. In addition, it is possible that others may "reverse engineer" unpatented features of the Company's products in order to determine their method of operation and then introduce similar competing products. The Company has been informed that certain of its customers have received allegations of possible patent infringement involving processes and methods used in the Company's products. One such customer is currently engaged in litigation relating to such matter. The customer has notified various companies from which it has purchased such equipment, including the Company, that it expects the suppliers of such equipment to indemnify such customer, on a pro-rata basis, for expenses and damages, if any, incurred in this matter. Because of the uncertainty surrounding the nature of any possible infringement and the validity of any such claim or any possible customer claim for indemnity, it is not possible to estimate the ultimate effect, if any, this matter on the Company's financial position. In addition, on March 13, 1996, a complaint was filed, naming the Company as a defendant, along with two other co-defendants, in an action alleging that the Company's TriCam sensor violates a patent held by the plaintiff and seeking preliminary and permanent injunctions and damages. Management believes, however, that the process used in the Company's products, including the TriCam sensors, were independently developed by the Company without utilizing any previously patented process or technology. The Company intends to vigorously defend its position.

         COMPETITION. The Company is aware of a number of companies that sell similar and/or alternative technologies and methods in the same markets. The Company believes that the principal competitive factor in its markets is the total capability provided as a process control system and that its products compete favorably with similar and alternative technologies in this regard. In 1990, the Company purchased certain assets from Diffracto Corporation ("Diffracto") of Canada, a former direct competitor, and entered into agreements pursuant to which Diffracto and certain Diffracto employees agreed not to compete with the Company for a period of five years in certain product areas. These agreements expired in July 1995. The assets acquired by the Company from Diffracto include the designs and technology incorporated into the Diffracto "Z Sensor" gauging systems, as well as a paid up non-exclusive license for fifty-five U.S. patents, forty-five of which are still in force.

         The Company believes that there may be other entities, some of whom may be substantially larger and have substantially greater resources than the Company, which may be engaged in the development of technology and products which could prove to be competitive with those of the Company. In addition, the Company believes that certain existing and potential customers may be capable of internally developing their own technology. In the future, the Company believes competition in its industries may become more intense and may come from firms which possess significantly greater technical, financial and marketing resources than the Company. There can be no assurance that the Company will be able to compete successfully. In addition, there can be no assurance that competitive pressures will not result in price erosion or other factors affecting the Company's financial performance.

         FOREIGN OPERATIONS. The Company's European operations are directed through subsidiaries in Munich, Germany and Rotterdam, The Netherlands. The Company is in the process of opening offices in Sao Paolo, Brazil and Seoul, Korea. In 1990, the Company formed the Joint Project Office with Sumitomo in Nagoya, Japan to market the Company's products in Japan. The Company's foreign operations are subject to risks customarily encountered in such foreign operations, including fluctuations in foreign currency exchange rates and controls and other economic conditions, laws and local policies of foreign governments and laws and policies of the U.S. affecting foreign trade and investment. In addition, the Company's foreign operations are subject to substantial foreign legal and regulatory restrictions, which vary from jurisdiction to jurisdiction.

         POSSIBLE REDUCTIONS IN RETURNS TO THE COMPANY AS A RESULT OF CURRENCY DEVALUATIONS. The Company prices its products overseas in the currency of the country in which the product is sold and in United States dollars. To the extent that prices are in the currency of the country in which the products are sold, the prices of such products in dollars will vary as the value of the dollar fluctuates against such currencies. There can be no assurance that there will not be increases in the value of the dollar against such currencies that will reduce the dollar return to the Company on the sale of its products in such countries. The Company is presently engaged in limited currency hedging transactions. As the Company ships products to overseas customers, it generally enters into limited currency hedging transactions relating to such sales. Such transactions typically involve the use of forward contracts in amounts relating to the portion of overseas revenues or repayment of intercompany debt which are expected to be returned to the United States.
There can be no assurance that such hedging transactions will protect against fluctuations in the value of the dollar.

         VARIATION IN QUARTERLY RESULTS. Because revenues may vary significantly on a quarter to quarter basis, based in part on the timing of new vehicle programs by the global automotive industry, and a significant portion of operating expenses does not, the Company may experience significant fluctuations in its quarterly operating results. In addition, because of the nature of the Company's products, the Company's revenues are largely generated through a limited number of sizable orders from a small number of customers. As a result, shifts in the timing of orders from one quarter to the next, and even from one year to the next, can cause the Company to experience significant fluctuations in its quarterly and annual revenues and operating results.

         POSSIBLE VOLATILITY OF STOCK PRICE. The market price of the Common Stock may be significantly affected by factors such as announcements of new commercial products by the Company or its competitors, as well as variations in the Company's results of operations and market conditions in the electronic and sensing industry. The price may also be affected by market movements in prices of stocks in general.

         DIVIDENDS PROHIBITED BY CREDIT AGREEMENTS. The Board of Directors of the Company presently intends to retain future earnings to finance the development of the Company's business and does not intend to declare or pay cash dividends on the Common Stock. In addition, dividends are currently prohibited under the Company's bank credit agreements.

         LIMITATIONS ON DIRECTORS' LIABILITY. As permitted by the Michigan Business Corporation Act ("MBCA"), the Company's Articles of Incorporation provide, that to the full extent permitted by law, the Company's directors will not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty. Under Section 209(c) of the MBCA, such provision cannot eliminate or limit director liability for a breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, distributions made in contravention of the MBCA, transactions from which directors receive an improper personal benefit or any act or omission which occurred prior to the date on which the provision became effective (April 28, 1992). This provision would ordinarily eliminate the liability of directors for monetary damages to the Company and its shareholders even in instances in which the directors had been negligent or grossly negligent. The provision does not affect the ability of the Company or its shareholders to seek equitable remedies such as injunction and does not limit the liability of directors under federal securities laws.

         DEPENDENCE ON SUPPLIERS AND OUTSIDE CONTRACTORS. The Company's electronic circuit boards are manufactured by outside subcontracting assembly houses. The Company's reliance on outside contractors involves several risks, including limited control over quality and delivery schedules. Further, the Company purchases a number of component parts and assemblies from single source suppliers. With respect to most of its components, the Company believes that alternative suppliers are readily available. Significant delays or interruptions in the delivery of components or assemblies by suppliers, or difficulties or delays in shifting manufacturing capacity to new suppliers, could have a material adverse effect on the Company.

                                USE OF PROCEEDS


         The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby.


                              PLAN OF DISTRIBUTION

         The Selling Shareholders have advised the Company that they may from time to time offer and sell the shares of Common Stock offered hereby on the National Market or otherwise at market prices then prevailing or at prices and upon terms then obtainable. Sales may be made in ordinary brokerage transactions, in block transactions, in privately negotiated transactions or otherwise. The Company will not receive any of the proceeds of the sales. The Company will bear the costs of the offering, including those incurred by the Selling Shareholders; except that the Selling Shareholders will pay all applicable broker-dealer fees and charges in connection with any sale of shares hereunder, as well as the fees and expenses of their counsel, if any, and except that the Company has agreed to pay legal counsel expenses for certain Selling Shareholders. See "Selling Shareholders."

                             SELLING SHAREHOLDERS


        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 25, 1997 and as adjusted to reflect the sale of shares offered pursuant to this Prospectus by each Selling Shareholder.


                          Shares Beneficially                        Shares to be
                          Owned Prior to                             Beneficially Owned
                          Offering                                   After Offering(1)
                          ----------------------                     ----------------------
Name and Address of
Beneficial Owner              Number  Percent(2)  Number to be Sold  Number      Percent(2)
------------------------  ----------  ----------  -----------------  ------      ----------
Vosseler
An der Lehmgrube 9
D-74613 Oehringen
Germany                       82,150  1.1         82,150             0           *

Myron Czubko
2400 Vinewood Blvd
Ann Arbor, MI 48104          107,667  1.7         53,759             53,908      *

Brian Czubko
7780 Sunset Ct.
Saline, MI  48176             71,978  *           35,989             35,989      *

G. Neil Haven
3970 Dexter Trail
Stockbridge, MI
49285

Andrew Hasley
1731 Shankin                  70,618  *           35,309             35,309      *
Wolverine Lake, MI 48390      63,521  *           31,761             31,760      *

Jeffrey Parker
1504 Ravine Side Drive
Houghton, MI 49931            57,624  *           28,812             28,812      *

Cheryl Robertson
2878 Sorrento
Ann Arbor, MI 48104           11,387  *           5,694              5,693       *

Terry Czubko
2400 Vinewood Blvd
Ann Arbor, MI 48104            4,448  *           2,224              2,224       *

--------------

*   Less than one percent.

(1) Assumes that all shares registered hereunder are sold and no additional shares are acquired by the Selling Shareholders.

(2) Based on 7,694,628 shares of Common Stock outstanding as of March 14, 1997.

     Of shares of Common Stock offered hereby, 82,150 shares were acquired by HGV Vosseler Gmbh ("Vosseler") on November 26, 1996, in connection with the acquisition by the Company's German subsidiary of the assets of a division of Vosseler. In connection with the acquisition of the shares by the Vosseler, the Company agreed to register the shares owned by the Selling Shareholder with the Securities and Exchange Commission and to pay the expenses associated therewith.

     The remaining 193,543 shares of Common Stock offered hereby were acquired by the Selling Shareholders, other than Vosseler, on February 3, 1997, in connection with the Company's acquisition of Autospect. All of the Selling Shareholders, other than Vosseler, were the former shareholders of Autospect (the "Autospect Shareholders") and, as of March 25, 1997, are currently employed by the Company. Mr. Hasley is President of Autospect. In connection with the acquisition of the shares by the Autospect Shareholders, the Company agreed, subject to certain conditions, to use its reasonable best efforts to register the shares of Common Stock acquired by the Autospect Shareholders in the Merger and to pay the expenses associated therewith. The Company is obligated to file two other registration statements, one on each of on the first and second anniversaries of the date of the closing of the Merger to register the other shares of Common Stock received by the Autospect
Shareholders as part of the acquisition of Autospect.   The Company also
agreed to indemnify the Shareholders in connection with this offering of Common Stock against liabilities under the Securities Act except with respect to the liabilities relating to information provided by the Autospect Shareholders for use herein. The Company has agreed to pay up to $15,000 of the legal expenses of the Autospect Shareholders in connection with the registration statements.


                                 LEGAL MATTERS

     The validity under Michigan law of the authorization and issuance of the shares offered hereby will be passed upon for the Company by Dykema Gossett PLLC, Detroit, Michigan. Thomas S. Vaughn, a member of Dykema Gossett PLLC, counsel to the Company, is Secretary of the Company.



                                    EXPERTS

     The consolidated balance sheets as of December 31, 1996 and 1995, the consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, and the related financial statement schedule, all as included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Coopers & Lybrand, L.L.P., independent accountants, as set forth in their report thereon dated January 31, 1997, except as to Note 14 for which the date is February 3, 1997, included therein and incorporated herein by reference, given as experts in accounting and auditing. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report.

                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the distribution of the Common Stock offered hereby:


     Securities and Exchange Commission Registration Fee ....... $ 2,622.00
     Accounting Fees and Expenses .............................. * 2,500.00
     Legal Fees and Expenses ................................... * 8,500.00
                                                                 ----------
     Total Expenses ............................................ $13,622.00
                                                                 ==========

--------------
     * Estimated.


     The Company will pay certain expenses of the Selling Shareholders incurred in connection with the distribution of the Common Stock offered hereby, which are included above.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) The Company's Bylaws and the Michigan Business Corporation Act permit the Company's officers and directors to be indemnified under certain circumstances for expenses and, in some instances, for judgments, fines or amounts paid in settlement of civil, criminal, administrative and investigative suits or proceedings, including alleged violations of the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company maintains directors and officers liability insurance which, under certain circumstances, would cover alleged violations of the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     (b) Article VI of the Company's Restated Articles of Incorporation provides that to the full extent permitted by law, no director of the Company shall be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty.

ITEM 16. EXHIBITS

     A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     1. Except to the extent that the information is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference into this registration statement, to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 and (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

     2. (a) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (c) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

     3. That for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     4. That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Michigan on the 27th day of March, 1997.

                                               PERCEPTRON, INC.

                                               By: /s/ Alfred A. Pease
                                                   ----------------------------
                                                   Alfred A. Pease, President
                                                   and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.


             SIGNATURE                    DATE
             ---------                    -----


  /s/ Alfred A. Pease                  March 27, 1997
  -----------------------------------
  Alfred A. Pease
  President, Chief Executive Officer,
   Chairman of the Board and
   Director (Principal Executive
   Officer)


  /s/ John G. Zimmerman                March 27, 1997
  -----------------------------------
  John G. Zimmerman,
  Vice President and
   Chief Financial Officer
   (Principal Financial Officer)


  /s/ Paul J. Tripodi                  March 27, 1997
  -----------------------------------
  Paul J. Tripodi,
  Controller (Principal Accounting
   Officer)


               *                       March 27, 1997
  -----------------------------------
  Dwight A. Carlson,
  Vice Chairman of the Board and
   Director

               *                       March 27, 1997
  -----------------------------------
  Philip J. DeCocco,
  Director

               *                       March 27, 1997
  -----------------------------------
  Robert S. Oswald
  Director


               *                       March 27, 1997
  -----------------------------------
  Harry T. Rein
  Director


               *                       March 27, 1997
  -----------------------------------
  Paul E. Rice
  Director


               *                       March 27, 1997
  -----------------------------------
  Louis R. Ross
  Director


               *                       March 27, 1997
  -----------------------------------
  Terryll R. Smith
  Director

  * By: /s/ Thomas S. Vaughn
        -----------------------------
        Thomas S. Vaughn
        Attorney-in-Fact

                                EXHIBIT INDEX



Exhibit No.                Description of Exhibits                   Page No.
-----------                -----------------------                   --------
4.1          Articles IV and V of the Company's Restated
             Articles of Incorporation are incorporated
             herein by reference to Exhibit 3.3 of the
             Company's Quarterly Report on Form 10-Q for
             the Year Ended June 30, 1994.

4.2          Articles I, II, III, VI, VII and X of the
             Company's Bylaws are incorporated herein by reference to Exhibit 19 of the Company's
             Report on Form 10-Q for the Quarter Ended
             September 30, 1992.

5.1          Opinion of Dykema Gossett PLLC.

23.1         Consent of Coopers & Lybrand, L.L.P.

23.2         Consent of Dykema Gossett PLLC (included in
             Exhibit 5.1).

24.1         Power of Attorney of Alfred A. Pease.

24.2         Power of Attorney of Dwight A. Carlson.

24.3         Power of Attorney of Philip J. DeCocco.

24.4         Power of Attorney of Robert S. Oswald.

24.5         Power of Attorney of Harry T. Rein.

24.6         Power of Attorney of Paul E. Rice.

24.7         Power of Attorney of Louis R. Ross.

24.8         Power of Attorney of Terryll R. Smith.